Vantage Drilling Company Reports Second Quarter 2014 Results

HOUSTON, TX--(MARKET WIRE)-August 5, 2014 -- Vantage Drilling Company ("Vantage" or the "Company") (NYSE MKT: VTG) reports net income for the three months ended June 30, 2014 of $15.1 million or $0.05 per diluted share, excluding charges for the early retirement of debt and a revision to the tax provision, as compared to earnings of $4.2 million or $0.01 per diluted share for the three months ended June 30, 2013. Including approximately $1.4 million charge for the early retirement of debt and a $3.5 million revision to the tax provision for the three months ended June 30, 2014, the Company reported earnings of $10.2 million or $0.03 per diluted share.

The $1.4 million charge for the early retirement of debt consists of the writing off a portion of deferred financing costs and original debt issuance discount associated with the discretionary prepayment of $42 million on our 2017 Term Loan. The total debt paydown for the quarter, including scheduled maturities and open market purchases of our Senior Notes, totaled $56.9 million.

During the second quarter, our customer for the Titanium Explorer revised their upcoming drilling location for the rig, which coupled with revised financial estimates, had a significant impact on our estimated annual effective tax rate.  We are required to calculate the effective tax rate on an annual basis and apply it to the financial statements on a year-to-date basis.  The change in estimates resulted in the recognition of an additional $3.5 million tax provision for the second quarter.

Paul Bragg, Chairman and Chief Executive Officer, commented, "We are pleased to achieve another quarter of strong operating results. The highlight of the quarter was our debt paydown of nearly $57 million. We remain on track to reach our 2014 debt reduction goal, given our contracted backlog and continued high operating efficiency across the fleet."

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of three ultra-deepwater drillships, the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, as well as an additional ultra-deepwater drillship, the Cobalt Explorer, now under construction, and four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Contract drilling services	$ 198,279	$ 155,803	413,211	290,467
Management fees	5,969	2,410	10,551	5,608
Reimbursables	15,470	12,424	28,421	21,563
Total revenue	219,718	170,637	452,183	317,638
Operating costs and expenses
Operating costs	98,002	77,117	199,724	152,434
General and administrative	8,366	7,054	16,481	14,481
Depreciation	31,630	24,980	63,255	49,841
Total operating costs and expenses	137,998	109,151	279,460	216,756
Income from operations	81,720	61,486	172,723	100,882
Other income (expense)
Interest income	11	74	24	170
Interest expense and other financing charges	(54,286)	(51,255)	(108,773)	(110,917)
Loss on debt extinguishment	(1,407)	-	(1,513)	(98,327)
Other, net	(539)	988	240	1,889
Total other income (expense)	(56,221)	(50,193)	(110,022)	(207,185)
Income (loss) before income taxes	25,499	11,293	62,701	(106,303)
Income tax provision	15,321	7,077	27,699	12,682
Net income (loss)	$ 10,178	$ 4,216	$ 35,002	$(118,985)

Earnings (loss) per share
Basic	$ 0.03	$ 0.01	$ 0.11	$ (0.39)
Diluted	$ 0.03	$ 0.01	$ 0.11	$ (0.39)

Vantage Drilling Company
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating costs and expenses
Jackups	$22,401	$22,507	$46,161	$44,351
Deepwater	51,233	33,287	107,043	70,010
Operations support	10,342	8,792	21,102	16,776
Reimbursables	14,026	12,531	25,418	21,297
	$ 98,002	$ 77,117	$ 199,724	$ 152,434

Utilization
Jackups	99.2%	89.5%	99.6%	93.9%
Deepwater	83.1%	97.3%	89.8%	92.9%
Vantage Drilling Company
Consolidated Balance Sheet
(In thousands, except par value information)

		June 30, 2014		December 31, 2013
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents		$ 88,976		$ 54,686
Restricted cash		-		2,125
Trade receivables		154,667		168,654
Inventory		60,872		55,804
Prepaid expenses and other current assets		18,890		23,717
Total current assets		323,405		304,986
Property and equipment
Property and equipment		3,493,052		3,472,407
Accumulated depreciation		(344,640)		(281,759)
Property and equipment, net		3,148,412		3,190,648
Other assets
Investment in joint venture		32,247		32,482
Other assets		82,718		100,027
Total other assets		114,965		132,509
Total assets		$ 3,586,782		$ 3,628,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable		$ 57,662		$ 65,115
Accrued liabilities		101,222		96,382
Current maturities of long-term debt and revolving credit agreement		53,500		63,500
Total current liabilities		212,384		224,997
Long-term debt, net of discount of $33,074 and $39,325		2,782,024		2,852,050
Other long-term liabilities		47,632		45,640
Commitments and contingencies
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding		-		-
Ordinary shares, $0.001 par value, 500,000 shares authorized; 306,161 and 304,101 shares issued and outstanding		306		304
Additional paid-in capital		901,210		896,928
Accumulated deficit		(356,774)		(391,776)
Total shareholders' equity		544,742		505,456
Total liabilities and shareholders' equity		$ 3,586,782		$ 3,628,143

Vantage Drilling Company
Consolidated Statement of Cash Flows
(In thousands)
	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 35,002	$ (118,985)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	63,255	49,841
Amortization of debt financing costs	5,918	6,588
Amortization of debt discount	5,676	1,835
Non-cash loss on debt extinguishment	1,513	6,070
Share-based compensation expense	4,284	3,652
Deferred income tax expense (benefit)	(343)	764
Equity in loss of joint venture	235	256
Loss on disposal of assets	663	14
Changes in operating assets and liabilities:
Restricted cash	2,125	162
Trade receivables	13,988	11,576
Inventory	(5,068)	(7,814)
Prepaid expenses and other current assets	5,054	5,308
Other assets	10,521	(4,646)
Accounts payable	(7,453)	7,218
Accrued liabilities and other long-term liabilities	4,527	(58,946)
Net cash provided by (used in) operating activities	139,897	(97,107)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(19,262)	(45,130)
Proceeds from sale of property and equipment	-	2
Net cash used in investing activities	(19,262)	(45,128)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net	-	775,000
Proceeds from issuance of term loan, net	-	344,750
Repayment of long-term debt	(76,261)	(1,013,374)
Repayment of revolving credit agreement, net	(10,000)	-
Debt issuance costs	(84)	(26,462)
Net cash provided by (used in) financing activities	(86,345)	79,914
Net increase (decrease) in cash and cash equivalents	34,290	(62,321)
Cash and cash equivalents-beginning of period	54,686	502,726
Cash and cash equivalents-end of period	$ 88,976	$ 440,405